July 12, 2006 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                  Ohio Valley Banc Corp Reports Earnings Growth
                  ---------------------------------------------
GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended June 30, 2006, of $1,826,000 an increase of 5.4 percent over the $1,733,000 earned for the second quarter of 2005. Earnings per share for the second quarter of 2006 were $.43, up 7.5 percent from the prior year second quarter. Comparing the six months ended June 30, 2006 to the same time period in 2005, net income increased 7.9 percent to reach $3,565,000. Earnings per share were $.84 for the first six months of 2006 versus $.77 for the first six months of 2005, an increase of 9.1 percent. Return on average assets and return on average equity both improved to .95 percent and 12.10 percent, respectively, for the first half of 2006, as compared to .93 percent and 11.71 percent, respectively, for the same time period in the prior year.

     Net interest income, the Company's largest revenue source, contributed to the increased earnings. For the six months ended June 30, 2006, net interest income increased $939,000, or 6.9 percent, over the same time period last year. The second quarter 2006 net interest income was up $427,000, or 6.3 percent, from the second quarter of 2005. The growth in earning assets in conjunction with an improved net interest margin provided additional net interest income. The Company's average earning assets for the first half of 2006 were up $35,086,000, or 5.2 percent, from the first half of 2005 driven by commercial and residential real estate lending. Complementing the growth in earning assets was the .07 basis points improvement in the net interest margin. The net interest margin for the six months ending June 30, 2006 was 4.17 percent, compared to 4.10 percent for the same time period the prior year.

     Based on the evaluation of the adequacy of the allowance for loan losses, management provided $1,457,000 to the allowance for loan losses for the six months ended June 30, 2006, an increase of $809,000 from the same time period the prior year. The increase in provision for loan losses was primarily associated with higher nonperforming loan balances. The Company's ratio of nonperforming loans to total loans stood at 1.17 percent at June 30, 2006, as compared to .41 percent at December 31, 2005, and the ratio of nonperforming assets to total assets was 1.23 percent at June 30, 2006, as compared to .62 percent at December 31, 2005. The increase in nonperforming loans was attributable to two commercial loan relationships representing .67 percent of total loans being placed on nonaccrual status. The loans are secured by liens on commercial real estate and equipment, personal guarantees and life insurance. The Company's net charge-offs for the six months ending June 30, 2006 were down $458,000 from the same six-month time period in 2005, occurring primarily in commercial loans. The allowance for loan losses was 1.30 percent of total loans at June 30, 2006, as compared to 1.16 percent at December 31, 2005. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio.

     Noninterest income totaled $2,859,000 for the six months ended June 30, 2006, as compared to $2,663,000 for the same time period last year, an increase of 7.4 percent. For the three months ended June 30, 2006, noninterest income totaled $1,558,000 and was up 10.2 percent from 2005's second quarter. Contributing to the 2006 noninterest income growth was the increase in revenue from additional investments in bank owned life insurance purchased throughout 2005. Furthermore, income growth continues to be enhanced by the increased volume of transactions utilizing the Company's Jeanie(R) Plus debit card. Interchange fees earned for the first half of 2006 were up 17.4 percent from the first half of 2005. For the same time period, monthly service charge fees decreased 14.4% due to the growth in the number of Easy Checking accounts featuring no service charge or minimum balance requirements.

     On a year-to-date basis, noninterest expense totaled $10,997,000 in 2006, an increase of $179,000 or only 1.7 percent when compared to $10,818,000 the previous year. On a quarter-to-date basis, noninterest expense increased $56,000 from the second quarter in 2005. Salaries and employee benefits, the Company's largest noninterest expense, grew $200,000, or 3.2 percent, for the first six months of 2006, as compared to the same time period in 2005. The remaining noninterest expense categories are down $21,000 collectively from 2005. The emphasis management placed on expense control contributed to an improvement in efficiency. The efficiency ratio, which represents the cost to generate a dollar of revenue, improved to 62.54 percent for the six months ended June 30, 2006, as compared to 65.86 percent for the six months ended June 30, 2005.

     Total assets increased $3,908,000 from year end 2005 to reach $753,627,000 at June 30, 2006. The asset growth was related to an increase in loans of $6,529,000, occurring primarily in commercial loans. Funding loan growth was an increase in money market deposits and certificates of deposit which contributed to total deposit growth of $15,737,000 from December 31, 2005. The growth in retail deposits permitted the Company to reduce borrowed funds by $7,284,000 from year end 2005.

     "The second quarter reflects mixed results," stated Jeffrey E. Smith, President and CEO. "While we are pleased with the results of our employees' efforts in the areas of revenue growth and expense control, we are disappointed in the increase in the level of nonperforming loans. The increase consists of two relationships with which liquidation or resolution is ongoing. Our lenders, collectors and attorneys have faced these challenges before and will work diligently to reduce the Company's nonperforming loan balances."

     Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

    OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                    Three months ended                       Six months ended
                                                         June 30,                                June 30,
                                                   2006              2005                2006                2005
                                               ------------      ------------        ------------      ---------------
    PER SHARE DATA
      Earnings per share                             $0.43             $0.40               $0.84                $0.77
      Dividend per share                             $0.17             $0.16               $0.33                $0.31
      Book value per share                          $14.16            $13.57              $14.16               $13.57
      Dividend payout ratio                         39.49%            39.60%              39.30%               40.51%
      Weighted average shares outstanding        4,240,739         4,287,619           4,244,624            4,288,093

    PERFORMANCE RATIOS
      Return on average equity                      12.26%            12.19%              12.10%               11.71%
      Return on average assets                       0.96%             0.97%               0.95%                0.93%
      Net interest margin                            4.09%             4.08%               4.17%                4.10%
      Efficiency ratio                              60.85%            64.48%              62.54%               65.86%
      Average earning assets (in 000's)           $715,960          $674,905            $712,434             $677,348

    OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                    Three months ended                       Six months ended
    (in $000's)                                          June 30,                                June 30,
                                                   2006              2005                2006                2005
                                               ------------      ------------        ------------      ---------------
    Interest income:
         Interest and fees on loans          $      12,113     $      10,248       $      23,869     $         20,333
         Interest and dividends on securities          921               870               1,805                1,741
              Total interest income                 13,034            11,118              25,674               22,074
    Interest expense:
         Deposits                                    4,463             3,084               8,377                5,942
         Borrowings                                  1,347             1,237               2,720                2,494
              Total interest expense                 5,810             4,321              11,097                8,436
    Net interest income                              7,224             6,797              14,577               13,638
    Provision for loan losses                          791               330               1,457                  648
    Noninterest income:
         Service charges on deposit accounts           781               810               1,439                1,515
         Trust fees                                     56                53                 109                  107
         Income from bank owned insurance              183               144                 370                  292
         Gain on sale of loans                          28                28                  54                   56
         Other                                         510               379                 887                  693
              Total noninterest income               1,558             1,414               2,859                2,663
    Noninterest expense:
         Salaries and employee benefits              3,230             3,143               6,525                6,325
         Occupancy                                     318               317                 652                  651
         Furniture and equipment                       275               296                 543                  592
         Data processing                               199               168                 416                  331
         Other                                       1,368             1,410               2,861                2,919
              Total noninterest expense              5,390             5,334              10,997               10,818
    Income before income taxes                       2,601             2,547               4,982                4,835
    Income taxes                                       775               814               1,417                1,532
    NET INCOME                               $       1,826     $       1,733       $       3,565     $          3,303


    OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

    (in $000's, except share and per share data)                                      June 30,          December 31,
                                                                                        2006               2005
                                                                                  ---------------    -----------------
    ASSETS
    Cash and noninterest-bearing deposits with banks                               $      15,070     $         18,516
    Federal funds sold                                                                         0                1,100
         Total cash and cash equivalents                                                  15,070               19,616
    Interest-bearing deposits in other financial institutions                                510                  510
    Securities available-for-sale                                                         67,418               66,328
    Securities held-to-maturity
      (estimated fair value:  2006 - $12,189, 2005 - $12,373)                             12,050               12,088
    FHLB stock                                                                             5,861                5,697
    Total loans                                                                          624,061              617,532
      Less:  Allowance for loan losses                                                    (8,087)              (7,133)
         Net loans                                                                       615,974              610,399
    Premises and equipment, net                                                            9,204                8,299
    Accrued income receivable                                                              2,805                2,819
    Goodwill                                                                               1,267                1,267
    Bank owned life insurance                                                             16,032               15,962
    Other assets                                                                           7,436                6,734
              Total assets                                                         $     753,627     $        749,719

    LIABILITIES
    Noninterest-bearing deposits                                                   $      74,093     $         82,561
    Interest-bearing deposits                                                            504,510              480,305
         Total deposits                                                                  578,603              562,866
    Securities sold under agreements to repurchase                                        21,151               29,070
    Other borrowed funds                                                                  68,889               76,173
    Subordinated debentures                                                               13,500               13,500
    Accrued liabilities                                                                   11,420                8,839
              Total liabilities                                                          693,563              690,448

    SHAREHOLDERS' EQUITY
    Common stock ($1.00 stated value, 10,000,000 shares authorized; 2006 -
      4,626,338 shares issued,
      2005 - 4,626,336 shares issued)                                                      4,626                4,626
    Additional paid-in-capital                                                            32,282               32,282
    Retained earnings                                                                     34,007               31,843
    Accumulated other comprehensive income                                                (1,981)              (1,231)
    Treasury stock at cost (2006 - 386,029 shares, 2005 - 361,365 shares)                 (8,870)              (8,249)
              Total shareholders' equity                                                  60,064               59,271
                   Total liabilities and shareholders' equity                      $     753,627     $        749,719